Exhibit 99.2

LESLIE’S, INC. ANNOUNCES CLOSING OF INITIAL PUBLIC OFFERING

PHOENIX, November 2, 2020 /PRNewswire/ — Leslie’s, Inc. (“Leslie’s”), the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry, today announced the closing of its initial public offering of 46,000,000 shares of common stock. The offering consisted of 30,000,000 shares of common stock issued and sold by Leslie’s and 16,000,000 shares of common stock sold by a parent entity of Leslie’s (the “Selling Stockholder”) controlled by L Catterton and GIC. The secondary shares included 6,000,000 shares sold following the exercise in full of the underwriters’ over-allotment option. All of the shares were sold at an offering price of $17.00 per share. Leslie’s did not receive any of the proceeds from the sale of shares offered by the Selling Stockholder. The common stock began trading on the Nasdaq Global Select Market under the ticker symbol “LESL” on October 29, 2020.

Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and BofA Securities acted as joint lead book-running managers for the offering. Jefferies and Nomura also served as bookrunners for the offering and Baird, Guggenheim Securities, Piper Sandler, William Blair, Telsey Advisory Group, Loop Capital Markets, Ramirez & Co., Inc., and AmeriVet Securities served as co-managers.

A registration statement relating to this offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 28, 2020. The offering was made only by means of a prospectus, which was filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus relating to this offering may be obtained from: Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, NY 10282, by email at prospectus-ny@ny.email.gs.com, or by telephone at (866) 471-2526; Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, or by email at prospectus@morganstanley.com; or BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, attention: Prospectus Department, or via email: dg.prospectus_requests@bofa.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Leslie’s

Founded in 1963, Leslie’s is the largest direct-to-consumer brand in the U.S. pool and spa care industry, serving residential, professional, and commercial consumers. Leslie’s markets its products through more than 900 physical locations and multiple digital platforms. The company employs more than 5,000 associates, pool and spa care experts, and experienced service technicians who are passionate about empowering consumers with the knowledge, products, and solutions necessary to confidently maintain and enjoy their pools and spas.

Forward Looking Statements

This press release contains forward looking statements, including statements regarding the initial public offering. These statements are not historical facts but rather are based on Leslie’s current expectations and projections regarding its business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual results may differ materially from those in the forward looking statements as a result of a number of factors, including those in Leslie’s registration statement filed with the Securities and Exchange Commission.

Contacts

Investors

Farah Soi/Caitlin Churchill

ICR

investorrelations@lesl.com

Media

Robert Rendine/Jenny Gore/David Isaacs

Sard Verbinnen & Co

media@lesl.com

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